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                                                                 Exhibit 99.2
(IGEN INTERNATIONAL, INC LOGO)
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16020 Industrial Drive, Gaithersburg, Maryland 20877 USA
                                  Telephone: (301) 869-9800, FAX (301) 208-3798
FOR IMMEDIATE RELEASE

CONTACTS:

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
George Migausky                         Jonathan Fassberg (investors)            Paul Caminiti or Andrew Cole (media)
IGEN International, Inc.                The Trout Group                          Citigate Sard Verbinnen
(301) 869-9800, ext. 2013               (212) 477-9007, ext. 16                  (212) 687-8080

               IGEN ANNOUNCES EARLY TERMINATION OF THE WAITING
                      PERIOD UNDER HART-SCOTT-RODINO ACT

GAITHERSBURG, MD, September 29, 2003 - IGEN International, Inc. (Nasdaq: IGEN) announced today that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the previously announced transaction between IGEN and Roche Holding Ltd. The expiration or termination of this waiting period under the Hart-Scott-Rodino Act is one of the conditions to closing contained in the merger agreement between the two companies.

More information about the transaction with Roche may be found in the registration statement on Form S-4 that BioVeris Corporation, a wholly owned subsidiary of IGEN, filed with the Securities and Exchange Commission on September 26, 2003. This registration statement contains a preliminary version of the proxy statement/prospectus that, once final, will be mailed to IGEN stockholders in connection with a special meeting of stockholders to vote on the proposed merger and any other matters that might be presented at the meeting. The proxy statement/prospectus will be mailed after the SEC declares the registration statement effective.

BioVeris, which was previously called IGEN Integrated Healthcare, LLC, is the company that was referred to as "Newco" in the definitive agreements relating to the transaction with Roche. As previously disclosed, if the transaction with Roche is completed, IGEN stockholders will be entitled to receive $47.25 in cash, without interest, and one share of BioVeris common stock for each share of IGEN common stock they own.

Investors and security holders are urged to read the proxy statement/prospectus regarding the transaction with Roche because it contains important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by BioVeris and IGEN with the SEC at the SEC's web site at www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained in electronic form for free from IGEN by
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directing a request to IGEN International, Inc., 16020 Industrial Drive,
Gaithersburg, MD 20877, (301) 869-9800, Attention: Secretary.

IGEN, BioVeris and their respective directors, and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the transaction with Roche. Information about the directors and executive officers of IGEN and their ownership of IGEN stock is set forth in IGEN's Proxy Statement with respect to its Annual Meeting for the year ended March 31, 2003. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus.

IGEN develops and markets biological detection systems based on its proprietary ORIGEN(r) technology, which provides a unique combination of sensitivity, reliability, speed and flexibility. ORIGEN-based systems are used in a wide variety of applications, including clinical diagnostics, pharmaceutical research and development, life science research, biodefense testing and testing for food safety and quality control. These systems are marketed by IGEN and its licensees and/or distributors. IGEN and ORIGEN are registered trademarks of IGEN International, Inc. More information about the company can be found at http://www.igen.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about satisfying the closing conditions stated in the merger agreement, the prospects for an order from the Securities and Exchange Commission accelerating the effectiveness of the registration statement filed by BioVeris Corporation, timing for the dissemination of the proxy statement/prospectus to IGEN stockholders, the timing for a meeting of IGEN stockholders, and the prospects for stockholder approval of the merger and any other items to be presented to the stockholders. Actual results might differ materially from these statements due to risks and uncertainties, including those associated with the regulatory review process, IGEN's ability to satisfy future closing conditions and market conditions. More complete descriptions of the risks applicable to IGEN, BioVeris and the proposed merger appear in IGEN and BioVeris's respective documents filed with the Securities and Exchange Commission and available on request from IGEN. IGEN and BioVeris disclaim any intent or obligation to update these forward-looking statements.

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